Exhibit 3.1

Amended and Restated Bylaws
of
Layne Christensen Company
(Effective as of April 11, 2012)

Article I

Offices

Section 1.  The Corporation shall maintain a registered office in the state of Delaware, which registered office may be changed from time to time in the manner specified by law.

Section 2.  The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 1.   All meetings of the stockholders shall be held in the city of Mission Woods, state of Kansas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the state of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law.

Section 2.   An annual meeting of stockholders shall be held on the second Tuesday of the third month following the fiscal year end in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 P.M. or at such other date and time as may be determined from time to time by resolution adopted by the Board of Directors, when they shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3.   A majority of the shares issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Corporation's restated certificate of incorporation (the "Certificate of Incorporation"), or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4.   All matters determined by stockholders at a meeting, other than the election of directors, shall be determined by a majority of the votes cast affirmatively or negatively by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these bylaws, a different vote is required in which case such express provision shall govern and control the determination of such matter. Except as otherwise provided by law or by the Certificate of Incorporation or by these bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 5.   At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing subscribed by such stockholder or by an electronic transmission permitted by law, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 5 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power registered in such stockholder's name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof.

Special Meetings of Stockholders

Section 6.   Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or these bylaws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or entity. Notwithstanding the foregoing, in the event the Corporation receives a Qualified Offer, as defined in the Amended and Restated Rights Agreement dated as of October 14, 2008 between the Corporation and National City Bank, as amended and restated from time to time (the "Rights Agreement"), holders of record (excluding the person making the Qualified Offer and such person’s affiliates and associates, as defined in the Rights Agreement) of at least 10% of the shares of Common Stock of the Corporation then outstanding may, to the extent permitted by, and pursuant to and in compliance with Section 23.2 of the Rights Agreement, demand that a special meeting of stockholders be called in accordance with Section 23.2 for the sole purpose of voting on whether to redeem all of the outstanding Rights under the Rights Agreement in connection with a Qualified Offer.  Any special meeting called pursuant to this Article II, Section 6 shall take place at such time and at such place as may be stated in the notice of the meeting delivered pursuant to Article II, Section 7 below.  Business transacted at a special meeting shall be confined to the purpose stated in such notice.

Business Brought Before a Meeting

Section 7.   Business Brought Before a Meeting.

(a)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors (or a duly authorized committee thereof); (ii) brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at the annual meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this Section 7 as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Article II, Section 9), which are addressed in Section 7(e)).  The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Article II, Section 8 of these Bylaws, and this Section 7 shall not be applicable to nominations except as expressly provided therein.

(b)           Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 9) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 7.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice.

(c)           To be in proper form for purposes of this Section 7, a stockholder's notice to the secretary pursuant to this Section 7 must set forth:

(i)           (A) the name and address of the stockholder providing the notice, as they appear on the Corporation's books, and of the other Proposing Persons (as defined in Article II, Section 9), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record, and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, except that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (C) a representation that each Proposing Person will notify the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;

(ii)           as to each Proposing Person, (A) any Derivative Instruments (as defined in Article II, Section 9) that are, directly or indirectly, owned or held by such Proposing Person, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act) agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the Corporation, (C) any Short Interests (as defined in Article II, Section 9), that are held directly or indirectly by such Proposing Person, (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the Corporation, Derivative Instruments or Short Interests, if any, including, without limitation, any such interests held by persons sharing the same household as such Proposing Person, and (F) any plans or proposals that the Proposing Person may have that relate to or may result in the acquisition or disposition of securities of the Corporation, an extraordinary corporate transaction (such as the sale of a material amount of assets of the Corporation or any of its subsidiaries, a merger, reorganization or liquidation) involving the Corporation or any of its subsidiaries, any change in the Board of Directors or management of the Corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors), any material change in the present capitalization or dividend policy of the Corporation, any change in the Corporation’s Certificate of Incorporation or Bylaws, causing a class of securities of the Corporation to be delisted from a national securities exchange or any other material change in the Corporation’s business or corporate structure or any action similar to those listed above;

(iii)           as to each matter proposed to be brought by any Proposing Person before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (B) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and

(iv)           any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.

(d)           A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable (in the case of any update or supplement required to be made after the record date).

(e)           This Section 7 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation.  In addition to the foregoing provisions of this Section 7, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 7.  This Section 7 shall not be deemed to affect (i) the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the Corporation's proxy statement, to include a description of such proposal in the notice of meeting and to be submitted for a stockholder vote at the applicable meeting, or (ii) to affect the rights of the holders of any series of Preferred Stock if and to the extent provided under law, the Certificate of Incorporation or these Bylaws.

(f)           Notwithstanding satisfaction of the provisions of this Section 7, the proposed business described in the notice, may be deemed not to be properly brought before the meeting if, pursuant to the Certificate of Incorporation, the Bylaws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

(g)           In the event Timely Notice is given pursuant to Section 7(b), and the business described therein is not disqualified pursuant to this Section 7, such business may be presented by, and only by, the stockholder who shall have given the notice required by this Section 7, or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder's behalf at the meeting.

(h)           Notwithstanding anything in these Bylaws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 7 or, subject to 7(e), as permitted under Rule 14a-8 under the Exchange Act (other than the nomination of a person for election as a director, which is governed by Article II, Section 8), and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to Article II, Section 7(a)(iii) does not provide the information required under Article II, Section 7(d) within the periods specified therein, or the stockholder who shall have given the notice required by Section 7 (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7 and any such business not properly brought before the meeting shall not be transacted.  The requirements of this Section 7 are included to provide the Corporation notice of a stockholder's intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

Nomination of Directors

Section 8.   Nomination of Directors.

(a)           Nominations of persons for election to the Board of Directors at an annual meeting or special meeting (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (ii) by any stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 8 and on the record for determination of stockholders entitled to vote at the meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth in this Section 8 as to such nomination.  Section 8(a)(ii) of these Bylaws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(b)           Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 9) in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 8.  Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 8.  In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder notice as described above.

(c)           To be in proper form for purposes of this Section 8, a stockholder's notice to the secretary pursuant to this Section 8 must set forth:

(i)           (A) the name and address of the stockholder providing the notice, as they appear on the Corporation's books, and of the other Proposing Persons, (B) any Material Ownership Interests (as defined in Article II, Section 9) of each Proposing Person, as well as the information set forth in Article II, Section 7(c)(ii), clause (F) regarding each Proposing Person and (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(ii)           as to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder's notice pursuant to this Section 8 if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, and any other persons Acting in Concert with such nominee, affiliates, associates and other person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Persons were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a representation that each Proposing Person will notify the Corporation in writing of any such relationships, arrangements, agreements or understandings as of the record date for the meeting, promptly following the later of such record date or the date the notice of such record date is first Publicly Disclosed; and (D) a completed and signed questionnaire, representation and agreement as provided in Section 8(g) of this Article II.

(d)           The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such nominee.

(e)           A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 8 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable in the case of any update or supplement required to be made after the record date.

(f)           Notwithstanding anything in the Timely Notice requirement in the first sentence of Article II, Section 8(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such nominees or increased size were was first Publicly Disclosed by the Corporation.

(g)           To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed by delivery of notice under this Section 8) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment (as defined in Article II, Section 9) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(h)           In addition to the foregoing provisions of this Section 8, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 8.

(i)           Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination is not in compliance with this Section 8, to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Definitions

Section 9.    For purposes of Article II, Section 7, and Article II, Section 8, of these Bylaws, the following terms have the meanings specified or referred to in this Section 9:

(a)           "Acting in Concert" means a person will be deemed "Acting in Concert" with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.

(b)           "Derivative Instruments" shall mean (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the Corporation, or (ii) any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the Corporation, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the Corporation, in each case whether or not such derivative, swap, security, instrument, right or other transaction or instrument, (A) conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (B) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such derivative, swap, security, instrument or other right or transaction related to any of the foregoing.

(c)           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)           "Material Ownership Interests" shall mean the disclosures to be made pursuant to Article II, Section 7(c)(i), clauses (B) and (C), and pursuant to Article II, Section 7(c)(ii), clauses (A) through (E).

(e)           "Proposing Person" shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (ii) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (iii) any affiliate or associate of such stockholder or beneficial owner (the terms "affiliate" and "associate" are defined in Rule 12b-2 under the Exchange Act), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(f)           "Publicly Disclosed" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)           "Short Interests" shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation.

(h)           "Timely Notice" shall mean a stockholder's notice to the secretary of the Corporation which must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than thirty (30) days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which the date that such annual meeting was Publicly Disclosed (as defined above).

(i)           "Voting Commitment" shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question.

Meetings, Generally

Section 10.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 232 of the Delaware General Corporation Law.

Section 11.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the secretary of the Corporation so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation's principal place of business. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

Section 12.   Meetings of the stockholders shall be presided over by such person who is chosen by the Board of Directors, or, if none, by the chairman of the board, or, if the chairman of the board is not present, by the chief executive officer, or, if the chief executive officer is not present, by the president, or, if the president is not present, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the secretary of the Corporation, or, if the secretary is not present, an assistant secretary, if any, or, if an assistant secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.

Section 13.   The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the regulation of the manner of voting and the conduct of discussion. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

Article III

Directors

Section 1.   The Board of Directors shall consist of a minimum of one (1) and a maximum of nine (9) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock, a director may be removed without cause either by (i) a majority vote of the directors then in office (including for purposes of calculating the number of directors then in office the director subject to such removal vote), or (ii) the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.

Section 2.   Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock to elect additional directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.

Section 3.   The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these bylaws expressly conferred upon it, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Meetings of the board of directors

Section 4.   The directors may hold their meetings and have one or more offices and keep the books of the Corporation outside the state of Delaware.

Section 5.   Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 6.   Special meetings of the Board of Directors may be called by the president or the chairman of the Board of Directors; special meetings shall be called by the president or the secretary on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner or on like notice on the written request of the sole director. Notice of each special meeting shall be given to each director by: (a) mailing notice at least five days before the meeting to such director by first class mail, postage prepaid, to such director's residence or usual place of business, (b) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such director's residence or usual place of business, (c) sending notice at least forty-eight hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communications, or (d) delivering notice personally or by telephone at least forty-eight hours before the meeting; except that in the case of exigency, the chairman of the board or chief executive officer may prescribe a shorter period for notice. Notice of a special meeting shall be deemed to have been given to a director if mailed, sent or delivered in accordance with the immediately preceding sentence. The notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof, except as otherwise expressly provided by applicable law, the Certificate of Incorporation or these bylaws.

Section 7.   At all meetings of the Board of Directors a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the total number of directors is one, such sole director shall constitute a quorum.

Section 8.   Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.   Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Committees of Directors

Section 10.   The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

Section 11.   Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

Section 12.   Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Such compensation may, as determined by the Board of Directors, include stock and/or stock options in the Corporation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Article IV

Officers

Section 1.   The officers of this Corporation shall be chosen by the Board of Directors and shall include a president, a vice president, a secretary and a treasurer. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a chairman of the board, a chief executive officer, chief financial officer, additional vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president/marketing, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide. The Board of Directors may delegate to the president and chief executive officer of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy, in each case other than with respect to the offices of president and chief executive officer, chief financial officer, treasurer or secretary. Except as otherwise provided in these bylaws, all officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors, provided that the Board of Directors may delegate to the president and chief executive officer the authority to prescribe the powers and duties of any officer or agent of the Corporation appointed by the president and chief executive officer.

Section 2.   The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3.   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms as shall be determined from time to time by the board.

Section 4.   The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors

Section 5.   The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors, provided that any officer appointed by the president and chief executive officer pursuant to authority delegated to the president and chief executive officer by the Board of Directors may also be removed, with or without cause, by the president and chief executive officer. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors, provided that such vacancy may be filled by the president and chief executive officer if such power has been delegated to the president and chief executive officer as provided in these bylaws.

Chairman of the Board

Section 6.    The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these bylaws. In the absence or disability of the president and chief executive officer, the chairman of the board shall serve in such capacity and perform all the duties of the president and chief executive officer on an interim basis until such time as a replacement is filled by the Board of Directors.

President And Chief Executive Officer

Section 7.   Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such officer, the president and chief executive officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of the chairman of the board, the president and chief executive officer shall preside at all meetings of the Board of Directors. The president and chief executive officer shall have the general powers and duties of management usually vested in the office of president and chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. The offices of president and chief executive officer may be combined and held by one person or may be held separately by two different persons at the discretion of the Board of Directors. If such offices are held separately the duties of each office shall be as designated by the Board of Directors.

Secretary and Assistant Secretary

Section 8.   The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required by the Board of Directors. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these bylaws. The secretary shall keep in safe custody the seal of the Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 9.   The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, or if there be no such determination, the assistant secretary designated by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Treasurer and Assistant Treasurer

Section 10.   The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 11.   The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, or if there be no such determination, the assistant treasurer designated by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Article V

Certificates of stock

Section 1.   The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each stock certificate shall be signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 2.   Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3.   If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Lost, Stolen or Destroyed Certificates

Section 4.   The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares in place of any certificate previously issued by the Corporation, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfers of stock

Section 5.   Subject to the restrictions, if any, stated or otherwise noted with respect to any shares of stock, shares of stock may be transferred upon the books of the Corporation by the surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares, if such shares are certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or any transfer agent may require, or, if such shares are uncertificated, by notification to the Corporation or to any transfer agent of the transfer of such shares, accompanied by written authorization duly executed with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or any transfer agent may require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize any such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Fixing Record Date

Section 6.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 7.   The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the state of Delaware.

Article VI

General Provisions

Dividends

Section 1.   Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.   Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Checks

Section 3.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Fiscal Year

Section 4.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 5.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Notices

Section 6.   Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given by statute, in the Certificate of Incorporation or these bylaws, such requirement shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 7.   Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Article VII

Liability and Indemnification

Indemnification, Generally

Section 1.  In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Sections of this Article VII, the Corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation or is or was serving at the Corporation's request as a director or officer of any Other Enterprise  to the full extent permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

Indemnification in Actions by Third Parties

Section 2.  The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against all liabilities and expenses, including without limitation judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Article VII, Section 5 of these bylaws, which approval shall not be unreasonably withheld or delayed), attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person including, without limitation, any cross-claim or counterclaim initiated by such person, other than a proceeding in accordance with Article VII, Section 5 below, unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation.  The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

Indemnification in Derivative Actions

Section 3.  The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 3 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Indemnification for Expenses

Section 4.  Notwithstanding the other provisions of this Article VII, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of these bylaws (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Determination of Right to Indemnification

Section 5.  Prior to indemnifying a person pursuant to the provisions of Article VII, Sections 1, 2 and 3 of these bylaws, unless ordered by a court and except as otherwise provided by Article VII, Section 4 of these bylaws, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Article VII, Sections 1, 2 and 3 of these bylaws.  Any determination that a person shall or shall not be indemnified under the provisions of Article VII, Sections 1, 2 and 3 of these bylaws shall be made (a) by majority vote of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (d)  by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder.  If such court action is successful and the person or persons shall be determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

Advancement of Expenses

Section 6.  Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

Non-Exclusivity

Section 7.  The indemnification and advancement of expenses provided by this Article VII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, the Certificate of Incorporation, these bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

Insurance

Section 8.  Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

Vesting of Rights

Section 9.   The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VII (i) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VII were set forth in a separate written contract between the indemnitee and the Corporation, (ii) are intended to be retroactive and shall be available with respect to action or omission to act occurring prior to the adoption of this Article VII, (iii) shall continue as to an indemnitee who has ceased to be a director or officer, or ceased to serve at the request of the Corporation as a director or officer of any Other Enterprise, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (iv) shall be deemed to have fully vested at the time the indemnitee first assumes his or her position as an officer or director of the Corporation or serves at the request of the Corporation as a director or officer of any Other Enterprise.  No amendment, alteration or repeal of this Article VII shall adversely affect any right of an indemnitee or his or her heirs, executors or administrators, nor shall any such amendment limit or eliminate any such right with respect to any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal, and regardless of whether any action, suit or proceeding is brought before or after the indemnitee has ceased to be a director or officer of the Corporation, or ceased to serve at the request of the Corporation as a director or officer of any Other Enterprise.

Definitions

Section 10.   For the purposes of this Article VII, references to:

(a)           The "Corporation" shall, if and only if the Board of Directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(b)           "Other Enterprise" or "Other Enterprises" shall include without limitation any other corporation, partnership, joint venture, trust or employee benefit plan;

(c)           "director or officer of any Other Enterprise" shall include any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;

(d)           "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(e)           "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim; and

(f)           "serving at the request of the Corporation" shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and

(g)           "not opposed to the best interests of the Corporation" as referred to in this Article VII, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner.

For purposes of this Article VII, unless the Board of Directors of the Corporation shall determine otherwise, any director or officer of the Corporation who shall serve as a director or officer of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director or officer at the request of the Corporation.  In all other instances where any person shall serve as a director or officer of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director or officer at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

Partial Indemnification

           Section 11.   Without limiting the generality of the foregoing, if any director or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

Article VIII

Amendments and Severability

Section 1.   These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

Section 2.   In the event that any provision of these bylaws is determined to be invalid or unenforceable under any statute or rule of law, then such provision shall be deemed inoperative to such extent and shall be deemed modified to conform with such statute or rule of law without affecting the validity or enforceability of any other provision of these bylaws.

Dated:  April 11, 2012.